UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 28, 2012

Date of report (Date of earliest event reported)

STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2012, Stone Energy Corporation, a Delaware corporation (“Stone”), as Borrower, Stone Energy Offshore, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Stone, as Guarantor, the financial institutions (the “Banks”) party to Stone’s Third Amended and Restated Credit Agreement dated as of April 26, 2011 (as amended, the “Credit Agreement”), and Bank of America, N.A., as Agent for the Banks and as Issuing Bank, entered into Amendment No. 1 and Consent (the “Amendment and Consent”) to the Credit Agreement.

The Amendment and Consent (i) permit Stone to issue the 1 3/4% Senior Convertible Notes due 2017 (the “Notes”) described below and enter into certain bond hedge call options in connection with the Notes and separate warrant transactions and (ii) increase Stone’s basket under the Credit Agreement for outstanding notes from $800 million in the aggregate to $900 million in the aggregate. The Amendment and Consent further provide that in the event the Notes are converted, and Stone elects to settle such conversion in cash instead of stock, Stone may only do so if (a) at the time of and after giving effect to such payment our outstanding borrowings (including letter of credit exposure) under the Credit Agreement do not exceed 90% of the borrowing base and (b) no default under the Credit Agreement then exists or would be caused by such payment.

As of February 27, 2012, Stone had $70 million of outstanding borrowings under the Credit Agreement and letters of credit totaling $27.1 million had been issued pursuant to the Credit Agreement, leaving $302.9 million of availability under the Credit Agreement. Upon completion of the offering of the Notes described below, including the Notes under the overallotment option, Stone’s borrowing base under the Credit Agreement will be automatically reduced from $400 million to $317.5 million.

The foregoing description of the Amendment and Consent does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and Consent, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On February 29, 2012, Stone issued a press release announcing the pricing of its private offering of $275 million aggregate principal amount of its 1 3/4% Senior Convertible Notes due 2017 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Stone granted an over-allotment option to the initial purchasers for up to an additional $25 million aggregate principal amount of the Notes, which option was exercised in full by the initial purchasers. Stone expects to close the offering on or about March 6, 2012, subject to the satisfaction of various customary closing conditions. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

10.1	Amendment No. 1 and Consent dated as of February 28, 2012 to the Third Amended and Restated Credit Agreement.

99.1	Press release dated February 29, 2012, “Stone Energy Corporation Announces Pricing of Private Offering of $275 Million of Convertible Notes.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: March 5, 2012	By:	/s/ J. KENT PIERRET
J. Kent Pierret Senior Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 and Consent dated as of February 28, 2012 to the Third Amended and Restated Credit Agreement.

99.1	Press release dated February 29, 2012, “Stone Energy Corporation Announces Pricing of Private Offering of $275 Million of Convertible Notes.”